Exhibit 17(b)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
FULL CIRCLE CAPITAL CORPORATION
FOR THE SPECIAL MEETING OF STOCKHOLDERS

SEPTEMBER [•], 2016

The undersigned stockholder of Full Circle Capital Corporation (the “Company”) acknowledges receipt of the Notice of Special Meeting of Stockholders of the Company and hereby appoints John E. Stuart and Michael J. Sell, and each of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, on September [•], 2016, beginning at 9:00 a.m. Eastern Time, and at all postponements or adjournments thereof, as indicated on this proxy.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED BELOW; where no choice is specified, it will be voted FOR Proposals 1 and 2.

Please vote, sign and date this proxy on the reverse side and return it promptly in the enclosed envelope.

(CONTINUED ON REVERSE SIDE)

SPECIAL MEETING OF STOCKHOLDERS

FULL CIRCLE CAPITAL CORPORATION

SEPTEMBER [•], 2016

VOTE BY INTERNET — www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Full Circle Capital Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE — [(XXX) XXX-XXXX]

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to Full Circle Capital Corporation, [c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717].

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD
IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE

Please Detach and Mail in the Envelope Provided

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 and 2.

1.   A proposal to approve the merger of Full Circle Capital Corporation with and into Great Elm Capital Corp. per the Agreement and Plan of Merger, dated as of June 23, 2016, by and between Full Circle Capital Corporation and Great Elm Capital Corp.

FOR ☐	AGAINST ☐	ABSTAIN ☐

2.   A proposal to approve the adjournment of the Full Circle Capital Corporation special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Full Circle Capital Corporation special meeting to approve the foregoing proposal.

FOR ☐	AGAINST ☐	ABSTAIN ☐

IMPORTANT:  Please sign your names exactly as shown hereon and date your proxy in the blank provided. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner.

SIGNATURE	DATE	SIGNATURE (IF HELD JOINTLY)	DATE